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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Penn National Gaming, Inc.
Wyomissing, Pennsylvania

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2005, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Penn National Gaming, Inc., which are incorporated by reference in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Philadelphia, Pennsylvania

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Consent of Independent Registered Public Accounting Firm